SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                           Date of Report: June 8,1999

                               GS TELECOM LIMITED.
             (Exact name of registrant as specified in its charter)


COLORADO                          0-13313                    36-3296861
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)



               C/O 10200 W. 44TH AVE., #400, WHEAT RIDGE, CO 80033
               (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code 011-44-171-587-3687


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Item 1.  CHANGES IN CONTROL OF REGISTRANT

                  None.


Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

A) On April 1, 1999, the Company acquired all the assets of Masstech Inc., a Delaware Corporation, whose principal assets are Software or Intellectual
Property Rights (IPR) acquired from leading motion picture visual effects studios. This IPR is to be commercialized and developed by Universal Syntropy a wholly owned subsidiary company or through third party licensing agreements.

The acquisition followed an amendment of the Agreement announced in an 8K on September 30,1998. The consideration for this acquisition and transfer of these assets to the Company is 4,280,000 shares of common stock (subject to Rule 144) which have been issued to Masstech Inc. (See Exhibit 1 - Masstech Agreement).

B) The purchase from Dr Steven Charles Gillam and David Andrew Castle of an interest of 15% in each of the following companies:

Manex Studios LLC
Manex Visual Effects LLC
Manex Entertainment Ltd
Mass Illusions LLC

The consideration for this acquisition and transfer of these assets to the Company is a total of 38,720,000 shares of common stock (subject to Rule 144) which have been issued in two equal shares to Dr Gillam and Mr.
Castle (See Exhibit 2 - Gillam/Castle Agreement).

The above companies are actively involved in producing special effects for major Hollywood movies.

C) The Company's title to both assets purchased is clear and fully documented and has been disclosed to GST. There is currently an action between third parties and the major shareholder of Manex Studios LLC, Manex Visual Effects LLC, Manex Entertainment Ltd, and Mass Illusions LLC. The Company (GST) has been assured by the third parties that this will not detrimentally affect the interests of the Company.

The Board have agreed with Dr Gillam and Mr Castle that, notwithstanding the clear title to the above assets, and purely as a measure of conservatism, to place 50% of their shares in escrow (a total of 19,360,000 shares) until the independent and non-interested Board members agree by majority vote that the shares should be released.

D 1) Portion of the purchase consideration of the above assets was deferred until the gross revenues for the commercialization of the IPR and/or the share of profits received from the above companies attain or surpass $14,000,000 cumulatively by the year ended June 30, 2001.

In the event that this gross revenue target is met then additional shares shall be issued as follows:

Masstech, Inc.                      2,320,000
Dr. Steven C. Gillam                4,840,000
D. Andrew Castle                    4,840,000

In the event that these cumulative gross revenues are exceeded before June 30, 2001 or the business of Universal Syntropy is sold or disposed of prior to that date at a value providing a profit acceptable to the Board of GST then the above shares shall be immediately issueable.

D 2) In the event that these cumulative revenue projections are not met at the due date for any other reason then the Board (voting by disinterested members only) shall, in its absolute discretion, determine such compensation, if any, in shares of common stock of GST as may be considered appropriate and payable by the Company to all or any of Masstech Inc., Dr. S C. Gillam and /or Mr. D. A. Castle.

D 3) In any determination of any right or entitlement of either Masstech Inc., Dr. S C. Gillam and /or Mr. D. A. Castle as specified above, neither Dr. S C. Gillam nor Mr. D. A. Castle will participate in any such determination and such remaining disinterested Director/s of the Company as there may be at the appropriate time shall make the said determination after taking third party advice on what would be considered appropriate and such decision shall be final and binding on all parties.

E The Company has also agreed to acquire the following:

1) Network UK - The Company has acquired the total share capital of Network UK Limited, an Internet Service Provider based in Manchester England, for the consideration of (pound)100,000 and 150,000 shares of 144 restricted stock. This transaction brings a small but important existing revenue stream to the Company. This acquisition provides critical infrastructure and an the Internet portal through which the Company can build part of its integrated platform for e-commerce and develop its planned innovations in facilitating financial transactions across the Internet.

2) WINS - The due diligence report regarding the ATTM card has now been received by the Board and the final evaluation of the intellectual property and patent pending application is being undertaken. When this is satisfactorily completed the consideration of 333,333 common shares will be issued for the purchase.

3)The Company has entered into a memorandum of understanding to acquire NC International Limited of the UK, which owns and operates Authority on line Credit Card Authorization System. Authority provides secure credit card authorization, in real time, over the Internet, using any currently available browser. Authority carries full bank approvals and brings the Company an existing revenue stream from credit card transaction fees. The consideration is US$ 100,000 in cash and US$4 million in common shares.

The Authority trademark is a recognized Brand in the UK and its embedded technology is currently sold direct and through value-added resellers. Until recently there were about 200 registered customers, over 1500 software-download users and new inquires at a rate of 10 to 20 per week.

This acquisition is part of strategic plan to provide complementary Internet services using Authority in conjunction with the ATTM card and the provision of Internet Services through Network UK.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

                  None.

Item 4.  CHANGES IN ACCOUNTANTS

                  None.

Item 5.  OTHER EVENTS


A. The Company has agreed to issue common stock to the following consultant companies who arranged the Masstech/Castle/Gillam acquisition as follows:

Brent Trust                                 470,800 shares
Panacon Anstalt                             4,259,200 shares

These shares will be issued as soon as the shares of Masstech/Gillam/Castle are released from Escrow as stated in Item 2C above.

B. The total issued stock of the Company after taking into account the above issues to Masstech and Gillam and Castle for the acquisitions described in Item 2 above is 60,056,414 common shares.


Item 6. BOARD OF DIRECTORS
The resignation of Joslin Bennett as Director became effective 1 April 1999.

Item    7. FINANCIAL STATEMENTS PRO FORMA FINANCIAL & EXHIBITS

              Exhibit 10.1 - Purchase Agreement (Masstech Agreement)
              Exhibit 10.2 - Share Exchange Agreement (Gillam/Castle Agreement)



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 8, 1999                                GS TELECOM LIMITED


                                                  /s/ Dr. Steven Gillam
                                                  ------------------------------
                                                  DR. STEVEN GILLAM
                                                  President